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                                                                    EXHIBIT 10.2




                              EMPLOYMENT AGREEMENT


         This Employment Agreement dated as of May 15, 1996 (the "Agreement") is made by and between Metrocall, Inc., a Delaware corporation (the "Company") and WILLIAM L. COLLINS, III (the "Executive"). The employment agreement between the Company and the Executive dated as of January 16, 1996 is hereby canceled and replaced with this Agreement.

         WHEREAS, in consideration of the Executive's service to the Company as President and Chief Executive Officer of the Company and the Executive's agreement not to compete with the Company, the Company and the Executive desire to enter into this Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment. The Company agrees to continue to employ the Executive and the Executive agrees to remain employed by the Company as the President and Chief Executive Officer of the Company based upon the terms and conditions set forth in this Agreement, for the period of time specified in Section 3. In such position, the Executive shall report directly and exclusively to the Board of Directors of the Company (the "Board").

2. Duties and Authority. During the term of this Agreement, as President and Chief Executive Officer of the Company, under the direction and subject to the control of the Board (which direction shall be such as is customarily exercised over a chief executive officer of a public company), the Executive shall be responsible for the business, affairs, properties, and operations of the Company and shall have general executive charge, management, and control of the Company, with all such powers and authority with respect to such business, affairs, properties, and operations as may be reasonably incident to such duties and responsibilities. During the term of this Agreement, the Executive shall have such powers, authority, functions, and responsibilities for the Company and corporations affiliated with the Company as he possessed as of May 1, 1996 and such additional duties, powers, authority, functions, and responsibilities as the Board (and not a committee thereof) shall assign to him that do not (except with the Executive's consent)
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         interfere with, or detract from, those vested in or being performed by the Executive for the Company as of the beginning of the term of this Agreement. The Executive shall devote the Executive's reasonable best efforts and full business time to the performance of the Executive's duties and the advancement of the business and affairs of the Company.

3. Term. The term of this Agreement and the period of employment of the Executive by the Company hereunder shall commence on the date of this Agreement and shall end on December 31, 1999; provided, however, that the term shall be automatically extended for additional one (1) year periods on each anniversary date of this Agreement, unless and until either party notifies the other party not less than ninety (90) days before such anniversary date that such party is terminating this Agreement, which termination shall be effective as of the end of such initial term or extended term, as the case may be (the "Expiration Date"), or until sooner terminated as hereinafter set forth.

4.       Salary and Expenses.

         (a) In consideration for the Executive's services, the Company shall pay to the Executive an annual base salary (the "Base Salary") equal to Three Hundred Thousand Dollars ($300,000). The Base Salary shall be payable biweekly or in such other installments as shall be consistent with the Company's payroll procedures. The Company shall deduct and withhold all necessary social security and withholding taxes and any other similar sums required by law or authorized by the Executive with respect to the payment of the Base Salary. The Board shall review the Executive's salary annually before December 31 and may increase, but not decrease, his Base Salary in any renewal, extension, or replacement of this Agreement. The Company shall review the appropriateness of creating additional forms of nonqualified executive compensation to cover the Executive.

         (b) To the maximum extent permitted by applicable state and federal law, the Executive shall be eligible, at no cost to the Executive, to participate in all of the Company's benefit plans, including fringe benefits available to the Company's senior executives and use of an automobile suitable for the chief executive officer of a public company.





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         (c)     The Company shall pay any premiums due and payable on the
                 Executive's whole life policy in effect on the date of this Agreement (or such other policy as the Executive and the Company agree shall be substituted for that policy) between the date of this Agreement and the Expiration Date

         (d) The Executive shall be entitled to (i) time off for all public holidays observed by the Company and (ii) vacation days in accordance with the applicable policies for the Company's senior executives.

         (d) The Company shall reimburse the Executive for all reasonable expenses the Executive incurs in accordance with the guidelines adopted from time to time by the Company.

5.       Confidential Information.

         (a) The Executive covenants and agrees that the Executive will not at any time, without the prior written consent of the Board or a person authorized by the Board, publish or disclose to any third party, use for the Executive's own benefit or advantage, or make available for others to use, any confidential information with respect to any of the Company's products, services, subscribers, suppliers, marketing techniques, methods, or future plans disclosed to the Executive as a result of the Executive's employment with the Company, to the extent such information has heretofore remained confidential (except for unauthorized disclosures) and except as otherwise ordered by a court of competent jurisdiction.

         (b)     The Executive acknowledges that the restrictions contained in
                 Section 5(a) are reasonable and necessary, in view of the nature of the Company's business, in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of
                 Section 5(a), the Company shall be entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or





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                 threatened breach, including, without limitation, recovery of damages from the Executive.

6.       Covenant Not to Compete.   The Executive agrees that, through the
         position of President and Chief Executive Officer, the Executive has established valuable and recognized expertise in the paging business and has had and will have access to the trade secrets and confidential information of the Company. The Executive hereby enters into a covenant restricting the Executive from soliciting employees of the Company and from competing against the Company (the "Covenant Not to Compete") upon the terms and conditions described below:

         (a) During the Executive's employment, the Executive agrees that the Executive will not, without the prior written consent of the Company:

                 (i) induce or attempt to induce any of the Company's employees to terminate their employment with the Company in order to become an director, officer, employee, consultant, or independent contractor to or for any enterprise with which the Executive has an interest, whether as a proprietor, partner, shareholder, employee, agent, director, or officer;

                 (ii) at any time and in any state or other jurisdiction in the United States in which the Company is engaged in business or, during the Executive's employment, has developed plans to engage in business: (1) engage in, including as a director, agent, or representative, or have any direct or indirect financial interest (whether as a partner, shareholder, or owner) in any enterprise that engages in, the business of owning and operating one-way paging and wireless messaging networks, voice mail services or data transmitting services (the "Business"); or (2) participate as an employee or officer in any enterprise in which the Executive's responsibility relates to the Business. The ownership by the Executive of less than five percent (5%) of the outstanding equity securities of any corporation, partnership, limited liability company, trust, or other entity shall not be deemed a violation of this Section 6(a)(ii). The ownership by the Executive of his current percentage of equity securities or his position as an officer or





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                          director of USA Telecommunications, Inc. or Collins
                          Broadcasting Systems shall not be deemed a violation of this Section 6(a)(ii).

                 (iii) solicit or cause or encourage any person to solicit any Business in competition with the Company from any person who is a client of the Company during the Executive's employment hereunder.

         (b)     The Executive agrees that the restrictions set forth in this
                 Section 6 are reasonable, proper, and necessitated by legitimate business interests of the Company and do not constitute an unlawful or unreasonable restraint upon the Executive' ability to earn a livelihood. The parties agree that in the event any of the restrictions in this Agreement, interpreted in accordance with the Agreement as a whole, are found to be unreasonable a court of competent jurisdiction, such court shall determine the limits allowable by law and shall enforce the same.

         (c) The Executive further acknowledges that it may be impossible to assess the monetary damages incurred by the Executive's violation of this Agreement, and that violation of this Agreement will cause irreparable injury to the Company. Accordingly, the Executive agrees that the Company will be entitled, in addition to all other rights and remedies that may be available, to an injunction enjoining and restraining the Executive and any other involved party from committing a violation of this Agreement. In addition, the Company will be entitled to such damages as it can demonstrate it has sustained by reason of the violation of this Agreement by the Executive and/or others. However, recourse to any remedy hereunder shall not constitute an exclusive remedy for the Company, but rather the Company may resort to other remedies or a combination of remedies as it may choose. The Executive and the Company also agree in the event that either party is successful in whole or in part in any legal action against the other party under this Agreement, that the successful party will be entitled to payment of all costs, including reasonable attorney's fees, from the other party.





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7.       Termination.  Notwithstanding any other provision of this Agreement, this Agreement shall terminate upon the death of the Executive, or it may be terminated with thirty (30) days' written notice as follows:

         (a) The Company may terminate this Agreement under the following circumstances:

                 (i) if the Executive is unable to perform any services by reason of illness, physical, or mental disability, or other similar incapacity ("Disability") that continues for more than six (6) consecutive months;

                 (ii) or for "Cause." For purposes of this Agreement, "Cause" means (A) dishonesty of a material nature that relates to the performance of services under this Agreement, (B) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of services under this Agreement, or (C) the Executive's willfully breaching or failing to perform his duties as described in
                          Section 2 hereof, which act or omission results in a material adverse effect on the Company. No act or failure to act on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action or omission was in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a certificate of a resolution duly adopted by the affirmative vote of not less than seventy-five percent (75%) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive has engaged in the conduct set forth in this paragraph and specifying the particulars thereof in detail.

         (b) The Executive may terminate this Agreement at any time upon sixty (60) days' prior written notice.





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         (c)     Any purported termination of the Executive's employment by the
                 Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

8.       Compensation Upon Termination.

         (a) Death. If the Executive's employment is terminated by the Executive's death, the Company shall pay to the Executive's estate, or as may be directed by the legal representatives to such estate, (i) the Executive's full Base Salary through the Executive's date of death and all other unpaid amounts, if any, to which the Executive is entitled as of the Executive's date of death, under any Company fringe benefit or incentive compensation plan or program, at the time such payments would otherwise ordinarily be due; and (ii) the Executive's full Base Salary that would have been payable to the Executive from the Executive's date of death through the Expiration Date, in a lump sum within forty-five (45) days after his death.

         (b) Disability. During any period that the Executive fails to perform the Executive's duties hereunder as a result of incapacity due to Disability (the "Disability Period"), the Executive shall continue to receive (i) the Executive's full Base Salary through the Executive's date of disability and all other unpaid amounts, if any, to which the Executive is entitled as of the Executive's date of disability, under any Company fringe benefit or incentive compensation plan or program, at the time such payments are due; and (ii) the Executive's full Base Salary that would have been payable to the Executive from the Executive's date of disability through the Expiration Date, at the time such payments would otherwise ordinarily be due; provided, however, that any payments made to the Executive during the Disability Period shall be reduced by any amounts paid or payable to the Executive under any Company disability benefit plans.





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         (c)     For Cause.  If the Company terminates the Executive's
                 employment for Cause, the Company shall pay the Executive's full Base Salary through the date specified in the Notice of Termination and the Company shall have no further obligations to the Executive under this Agreement.

         (d) Voluntary. If the Executive terminates his employment for other than Good Reason, the Company shall pay the Executive the Executive's full Base Salary through the date specified in the Notice of Termination and from the date of termination through the earlier of (I) one (1) year from the date of termination or (ii) the Expiration Date, at the time such payments would otherwise ordinarily be due.

                 "Good Reason" means the occurrence, without the Executive's express written consent, of any of the following circumstances:

                          (i) the Company's failure to perform or observe any of the material terms or provisions of this Agreement or of the Metrocall, Inc. Change of Control Agreement for Chief Executive Officer dated of even date herewith (the "Change of Control Agreement"), and the continued failure of the Company to cure such default within fifteen (15) days after the Executive gives a written demand for performance to the Company, which demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions;

                          (ii) the assignment to the Executive of any duties inconsistent with, or any substantial diminution in, such Executive's status or responsibilities as in effect on the date hereof, including imposition of travel obligations that differ materially from required business travel as of the date hereof;

                          (iii)   any diminution in the status or
                                  responsibilities of the Executive's position from that which existed as of the date hereof, whether by reason of the Company's ceasing to be a public company under the





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                                  Securities Exchange Act of 1934, becoming a
                                  subsidiary of a successor public company, or otherwise;

                          (iv) (I) a reduction in the Executive's Base Salary as in effect on the date hereof, as that amount may be increased from time to time; or (II) the failure to pay a bonus award to which the Executive is otherwise entitled under any short-term incentive plan in which the Executive then participates, at the time such awards are usually paid;

                          (v) the termination of employment of Steven D. Jacoby or Vincent D. Kelly (other than a termination (I) by the Company for "Cause" or
                                  (II) because of death or "Disability" as those terms are defined in their respective employment agreements), including a termination that results from a failure by the Company and Jacoby or Kelly to reach agreement to continue Jacoby's or Kelly's employment on terms at least as favorable to him, in the aggregate, as those in effect when his then existing employment agreement expired;

                          (vi) a change in the principal place of the Executive's employment, as in effect on the date hereof, or as in effect after any subsequent change to which the Executive consented in writing, to a location more than thirty-five (35) miles distant from the location of such principal place;

                          (vii) (I) the Company's failure to continue in effect any incentive compensation plan or stock option plan in which the Executive participates, unless the Company has provided an equivalent alternative compensation arrangement (embodied in an ongoing substitute or alternative plan) to the Executive, or (II) the Company's failure to continue the Executive's participation in any such incentive or stock option plan on substantially the same basis, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as of the date hereof or as of any succeeding December 31;





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                          (viii)  the Company's violation of any applicable
                                  criminal law not due to the Executive's gross negligence or willful misconduct;

                           (ix) the failure of the Company or any successor to obtain a satisfactory written agreement from any successor to assume and agree to perform this Agreement, as contemplated in
                                  Section 12 below; or

                           (x) any purported termination of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Sections 7(a)(ii) and 7(c) as applicable. For purposes of this Agreement, no such purported termination shall be effective except as constituting Good Reason.

                 The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

         (e) Other. Except as otherwise provided in Section 8(f) for terminations after a Change in Control, if the Company terminates the Executive's employment other than for Cause or Disability (under Section 8(b) hereof), or if the Executive terminates employment with the Company for Good Reason, the Company shall pay the Executive

                 (i) the Executive's full Base Salary through the date specified in the Notice of Termination within two (2) days after such date and all other unpaid amounts, if any, to which the Executive is entitled as of the date specified in the Notice of Termination, under any Company fringe benefit or incentive compensation plan or program, at the time such payments are due;

                 (ii) the full Base Salary and any other amounts that would have been payable to the Executive hereunder from the date specified in the Notice of Termination through the Expiration Date within forty-five (45) days after such date;





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                 (iii)    the premiums on the Executive's whole life policy (as
                          set forth in Section 4(c) hereof) until the earlier of the end of the time during the insurance policy during which premiums are due or the Expiration Date.

                 (iiv) in lieu of exercising or retaining any rights the Executive may have to exercise some or all of the outstanding stock options that he then holds (including any rights to exercise stock options that arise during the Term if he were to remain employed and including any that would otherwise terminate as result of his termination of employment), the Executive may elect within sixty (60) days after termination of employment to surrender such rights to the Company and receive in exchange therefor a cash payment equal to the aggregate difference, if positive, between (a) the "fair market value" (determined as of the date of termination using the higher of the "fair market value" (i) as defined in the terms of the applicable option plan or option agreement as of the date of termination and (ii) as defined in the plan or agreement on the date of grant) of the shares of common stock subject to the options and (b) the option prices of the shares subject to such surrendered options; and the Company shall make such payment within forty-five (45) days after the Executive notifies the Company of his election to surrender all or a portion of his options.

         (f) Termination of Employment after a Change in Control. If, after a Change of Control (as defined in the Change of Control Agreement), the Company terminates the Executive's employment other than for Cause or Disability, or if the Executive terminates employment with the Company for Good Reason after a Change of Control, Executive's compensation and benefits shall be exclusively determined by the terms of the Change of Control Agreement as then in effect.

         (g) Mitigation. The Executive shall not be required to mitigate amounts payable pursuant to this section by seeking other employment or otherwise.

9. Notices. All notices, demands, requests, or other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied, or mailed by first class registered or certified mail, postage prepaid, addressed as follows:





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         (a)     if to the Company:

                          Metrocall, Inc.
                          6677 Richmond Highway
                          Alexandria, Virginia 22306
                          Telecopier: (703) 768-5407

                          Attention: Francis A. Martin, III

                          with a copy (which shall not constitute notice) to

                          Wilmer, Cutler & Pickering
                          2445 M Street, NW
                          Washington, DC  20037-1420
                          Telecopier:  (202) 663-6363

                          Attention:  George P. Stamas and John B. Watkins

         (a)     if to the Executive:

                          William L. Collins, III
                          314 River Bend Road
                          Great Falls, Virginia 22066


         or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request, or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes three (3) days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the answer back or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

10. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

11. Survival. It is the express intention and agreement of the parties that the provisions of Section 5 shall survive three (3) years after the termination of this Agreement.





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12.      Assignment; Successors.  The rights and obligations of the parties to this Agreement shall not be assignable, except that the rights and obligations of the Company hereunder shall be assignable in connection with any subsequent merger, consolidation, sale of substantially all of the assets of the Company, or similar reorganization of a successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company is required to perform it. Failure of the Company to obtain such assumption and agreement before the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company as provided in Section 6 of the Change of Control Agreement.

13. Binding Effect. Subject to any provisions restricting assignment, this Agreement shall be binding upon the parties and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors, and assigns.

14. Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the both parties. Neither the waiver by either of the parties of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, or privileges.

15. Headings. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction, or scope of any of the provisions of this Agreement.

16. Governing Law. This Agreement, the rights and obligations of the parties, and any claims or disputes arising from this Agreement, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (but not including the choice of law rules thereof).





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17.      Entire Agreement.  This Agreement and the Change of Control Agreement
         constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written agreements, commitments, or understandings with respect to the matters provided for in this Agreement and the Change of Control Agreement.

18. Arbitration. The Executive may designate in writing to the Company (in which case this Section 18 shall have effect but not otherwise) that any dispute that may arise directly or indirectly in connection with this Agreement, the Executive's employment, or the termination of the Executive's employment, whether arising in contract, statute, tort, fraud, misrepresentation, or other legal theory, shall be determined solely by arbitration in Washington, D.C. under the rules of the American Arbitration Association (the "AAA"). The only legal claims between the Executive, on the one hand, and the Company or any Subsidiary, on the other, that would not be included in this agreement to arbitration are claims by the Executive for workers' compensation or unemployment compensation benefits, claims for benefits under a Company or Subsidiary benefit plan if the plan does not provide for arbitration of such disputes, and claims by the Executive that seek judicial relief in the form of specific performance of the right to be paid until the termination date during the pendency of any dispute or controversy arising under Section 7(a)(ii). If this Section 18 is in effect, any claim with respect to this Agreement, the Executive's employment, or the termination of the Executive's employment must be established by a preponderance of the evidence submitted to the impartial arbitrator. A single arbitrator engaged in the practice of law shall conduct any arbitration under the then current procedures of the AAA and under the AAA's then current Model Employment Arbitration Rules. The arbitrator shall have the authority to order a pre-hearing exchange of information by the parties including, without limitation, production of requested documents, and examination by deposition of parties and their authorized agents. If this Section 18 is in effect, the decision of the arbitrator (i) shall be final and binding, (ii) shall be rendered within ninety (90) days after the impanelment of the arbitrator, and (iii) shall be kept confidential by the parties to such arbitration. The arbitration award may be enforced in any court of competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. Section Section 1-15, not state law, shall govern the arbitrability of all claims.





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19.      Cancellation of Previous Agreements.  In consideration of this
         Agreement, the Executive hereby waives any and all rights under and releases, and indemnifies and holds the Company and its successors and assigns, harmless from any damage, loss, liability, judgment, fine, penalty, assessment, settlement, cost, or expense including, without limitation, reasonable expenses of investigation, reasonable attorneys' fees and other reasonable legal costs and expenses incident to any of the foregoing or to the enforcement of this Section, whether or not suit is brought or, if brought, whether or not such suit is successful, in whole or in part arising out of or relating to any and all employment, consulting, non-competition, bonus, or other compensatory plan, program, arrangement, or contract relating to the employment of the Executive, written or oral, between the Executive and the Company or any person affiliated with the Company, and the Executive consents to the termination of each such agreement and arrangement effective as of the date of this Agreement; provided, however, that nothing herein shall constitute a termination or waiver of the Change of Control Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.


         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed, on their behalf as of the day and year first hereinabove written.

                                    METROCALL, INC.


Date:   May 15, 1996       By:   /s/ Richard D. Johnston
        ------------             -----------------------
                                 Richard D. Johnston
                                 Chairman of the Board


Date:   May 15, 1996             /s/ William L. Collins, III
        ------------             ---------------------------
                                 William L. Collins, III


                                                                 |  | Executive's Copy
                                                                  --
                                                                 |  | Company's Copy
                                                                  --






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